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                                                                    EXHIBIT 99.2

                               ZORAN CORPORATION

                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 27, 1996

                      SOLICITED BY THE BOARD OF DIRECTORS


    The undersigned hereby appoints Levy Gerzberg and Ami Kraft, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Zoran Corporation, a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of Gray Cary Ware & Freidenrich, A Professional Corporation, 400 Hamilton Avenue, Palo Alto, California on December 27, 1996, commencing at 10:00 a.m., Pacific Time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Joint Proxy Statement/Prospectus of the Company dated December 5, 1996, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.


    THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR THE PROPOSAL.

                                                             SEE REVERSE
         CONTINUED AND TO BE SIGNED ON REVERSE SIDE              SIDE

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/X/  Please mark
     votes as in
     this example.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

    A vote FOR the following proposal is recommended by the Board of Directors:


    To consider and approve the issuance of shares of common stock of Zoran Corporation, a Delaware corporation ("Zoran"), $.001 par value per share ("Zoran Common Stock"), pursuant to the Amended and Restated Agreement and Plan of Reorganization dated as of November 27, 1996, by and among Zoran, See Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Zoran ("Sub"), and CompCore Multimedia, Inc., a California corporation ("CompCore"), pursuant to which, among other things, (a) Sub will be merged with and into CompCore, which will be the surviving corporation and will become a wholly-owned subsidiary of Zoran, and (b) each outstanding share of common stock of CompCore, no par value, will be converted into the right to receive 0.6408 of a share of Zoran Common Stock.


            / /  FOR            / /  AGAINST            / /  ABSTAIN

                                         MARK HERE  / / MARK HERE IF / /
                                        FOR ADDRESS    YOU PLAN TO
                                         CHANGE AND     ATTEND THE
                                        NOTE AT LEFT     MEETING

PLEASE SIGN HERE. If shares of        Signature:               Date:
stock are held jointly, both or all   -----------------------  ---------------
of such persons should sign.          Signature:               Date:
Corporate or partnership proxies      -----------------------  ---------------
should be signed in full corporate
or partnership name by an
authorized person. Persons signing
in a fiduciary capacity should
indicate their full titles in such
capacity.